UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2012 (May 17, 2012)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Steel Dynamics, Inc. held its Annual Meeting of Stockholders on May 17, 2012. Of the 219,066,330 shares of common stock issued and outstanding as of the record date on March 19, 2012, 193,686,393 shares were present, in person or by proxy, thus constituting a quorum of 88.41% of the total shares outstanding and entitled to vote. At the meeting, stockholders elected all ten of the directors nominated by the Board of Directors; approved the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan, including an increase in the number of authorized shares; ratified the appointment of Ernst & Young LLP independent registered public accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2012; and approved, by an advisory vote, executive compensation for 2011.

Set forth below is the final share voting results for each of the proposals.

(1)         Election of ten (10) director nominees for a one-year term.

Director	Votes For	Votes Withheld	Broker Non-Votes

Mark D. Millett	150,869,515	18,085,717	24,731,161
Richard P. Teets, Jr.	147,570,722	21,384,510	24,731,161
John C. Bates	118,642,220	50,313,012	24,731,161
Keith E. Busse	138,390,934	30,564,298	24,731,161
Frank D. Byrne, M.D.	149,747,536	19,207,696	24,731,161
Paul B. Edgerley	165,766,076	3,189,156	24,731,161
Richard J. Freeland	144,662,201	24,293,031	24,731,161
Dr. Jürgen Kolb	163,353,796	5,601,436	24,731,161
James C. Marcuccilli	156,865,172	12,090,060	24,731,161
Gabriel L. Shaheen	148,715,007	20,240,225	24,731,161

(2)         Proposal to approve the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan, including an increase in the number of authorized shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,234,771	14,533,497	1,186,964	24,731,161

(3)         Proposal to ratify the appointment of Ernst & Young LLP independent registered accounting firm as Steel Dynamics, Inc.’s auditors for the year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
187,538,470	6,063,418	84,505	—

(4)         Proposal to approve, by an advisory vote, named executive officer compensation for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,582,364	39,449,119	1,923,749	24,731,161

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: May 22, 2012	By:	Theresa E. Wagler
	Title:	Chief Financial Officer